Exhibit 3.2

BY-LAWS
OF

GEI GLOBAL ENERGY CORP.

ARTICLE I
Identification

Section 1.1                      NAME. The name of the Corporation is GEI Global Energy Corp.

Section 1.2                      REGISTERED OFFICE. The address of the registered office of the Corporation is 6060 Covered Wagons Trail, Flint, Michigan 48532.

Section 1.3                      SEAL. The Corporation shall adopt and use a corporate seal consisting of a circle mounted upon a rubber stamp which sets forth on its circumference the name of the Corporation and the state and date of incorporation.

Section 1.4                      FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, but may be changed by resolution of the Board of Directors.

ARTICLE II
Capital Stock

Section 2.1                      PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully-paid and non-assessable. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any shares until the share is fully-paid.

Section 2.2                      CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the Chairman and validated by the Secretary or by such others officers authorized by law and by the Directors, and sealed with the Seal of the Corporation. Any such required signature may be made by facsimile provided proper security over use of such facsimiles is maintained. All certificates for shares shall be consecutively numbered.

Section 2.3                      TRANSFER RECORDS. The Secretary, or if the Corporation engages an agent, the registrar or transfer agent, shall maintain records containing the name, address, taxpayer identification number of each Shareholder plus the certificate number, date of issue and shares represented by each certificate held by each Shareholder.

Section 2.4                      TRANSFER OF STOCK. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his, her or its legal representative, who shall furnish proper evidence of authority to transfer, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate issued in connection therewith unless all of the following are satisfied:

(a)	Endorsement. The surrendered certificate is properly endorsed by the registered holder or his, her or its duly authorized attorney.
(b)	Witnessing. The endorsement or endorsements required as aforesaid shall be guaranteed or notarized unless the Secretary waives this requirement in writing.
(c)	Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims.
(d)	Collection of Taxes. Any applicable law relating to the collection of taxes imposed on or in connection with shares has been satisfied.

Section 2.5                      LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate theretofore issued where the holder of record of the certificate:

(a)	Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; and
(b)
Timely Request. Requests the issuance of anew certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and

(c)
Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation not inconsistent with applicable law.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he, she or it had notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder or record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Section 2.6                      HOLDER. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and accordingly, shall not be bound to recognize any claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of NEVADA.

Section 2.7                      AGENTS. The Corporation at the election of the Board of Directors may engage the services of a stock registrar or transfer agent to assist the Secretary in issuance of shares and maintenance of stock records.

ARTICLE III
Books and Records

Section 3.1                      BOOKS AND RECORDS. The Corporation shall keep at its corporate office the following books and records, and any Shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any property purpose, the same and to make extracts therefrom:

(a)	Copies of its Articles of Incorporation and By-Laws as originally executed and adopted together with all subsequent amendments thereto.
(b)	Its minutes of meetings of the Board of Directors and any committees thereof.
(c)	Its minutes of meetings of the Shareholders.
(d)	Its records of Shareholders which shall give their names, addresses and the number and class of the shares held by each.
(e)	Its books and records of account.

Section 3.2                      FINANCIAL STATEMENTS. Upon the written request of any Shareholder of the Corporation, the Corporation shall mail to such Shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations unless the Shareholder has already received the same. Neither the Corporation or any Director, officer, employee or agent of the Corporation shall be liable to the Shareholder or anyone to whom the Shareholder discloses the financial statement or any information contained therein for any error or omission therein whether caused without fault, by negligence or by gross negligence, unless (1) the error or omission is material, (2) the Director, officer, employee or agent in question knew of the error or omission and intended for the Shareholder or other person to rely thereon to his detriment, (3) the Shareholder or other persons did reasonably rely thereon, and, in addition, and (4) he or she is otherwise liable under applicable law.

ARTICLE IV
By-Laws

Section 4.1                      AMENDMENTS. These By-laws may be altered, amended or repealed and new By- laws adopted by the Board of Directors as provided in the Certificate of Incorporation. Any such action shall be subject to repeal or change by action of the Shareholders, but the alteration, amendment, repeal, change or new Bylaw (and the repeal of the old By-law) shall be valid and effective and no Director, officer, Shareholder, employee or agent of the Corporation shall incur any liability by reason of any action taken or omitted in reliance on the same.

Section 4.2                      BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these By-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 4.3                      BY-LAW PROVISIONS CONRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-laws which, upon being construed in the manner provided in Section 4.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-laws, it being hereby declared that these By-laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE V
Meetings of Shareholders

Section 5.1                      PLACE OF MEETINGS. All meetings of the Shareholders, annual or special, however called, shall be held at the registered office of the Corporation unless the President or Board of Directors designates another place. The President or the Board of Directors may designate any place for any meeting, either within or without the State of Delaware.

Section 5.2                      ANNUAL MEETING. The annual meeting of the Shareholders shall be held at such time as the Board of Directors shall determine. Failure to hold an annual meeting shall not work a forfeiture or dissolution of the Corporation.

Section 5.3                      SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, the Board of Directors, or the holders of not less than one-fourth of all the shares entitled to vote at the meeting.

Section 5.4                      NOTICE OF MEETINGS – WAIVER. Written notice stating the place, day, and hour of the meeting, and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid.

Section 5.5                      WAIVER OF NOTICE. Any Shareholder may waive notice of any meeting of Shareholders, (however called or noticed, whether or not called or noticed and whether before, during or after meeting) by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 5.6                      FIXING OF RECORD DATE. For the purpose of determining Shareholder entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Directors may fix, in advance, a date as the record date for any such determination of Shareholders; such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5.7                      VOTING LIST. The officer or agent having charge of the stock transfer books for shares of a Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to the meeting, shall be kept on file at the office of the Corporation and shall be subject to the inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 5.8              QUORUM OF SHAREHOLDERS, VOTE

Section 5.9              VOTING OF SHARES

Section 5.10            PROXIES

Section 5.11            ADJOURNMENTS

Section 5.12            ACTION WITHOUT A MEETING

Section 5.13            ORDER OF BUSINESS. The order of business at all meetings of the Shareholders shall be as follows:

1.      Roll call

2.      Proof of notice of meeting or waiver of notice

3.      Reading of minutes of preceding meeting

4.      Reports of officers

5.      Reports of committees

6.      Election of Directors

7.      Unfinished business

8.      New business

ARTICLE VI
The Board of Directors

Section 6.1                      NUMBER AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed by a Board of from one to five Directors, as determined from time-to-time by the Board of Directors (by Board resolution without amendment to these By-laws), which Directors need not be residents of this state or Shareholders of the Corporation and need have no other qualifications. The number of Directors may be increased or decreased to not less than one from time-to-time by amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent Director.

Section 6.2                      EXERCISE OF CORPORATE POWER. The business and affairs of the Corporation shall be managed by the Board of Directors.

Section 6.3                      TERM. The term of each Director shall being immediately on election and shall continue until the date set under these By-laws for the next annual meeting of the Shareholders. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

Section 6.4                      ELECTIONS. At each annual meeting the Shareholders shall elect Directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the Directors are not elected thereat, then the Directors may be elected at any special meeting of the Shareholders called and held for that purpose.

Section 6.5                      VACANCIES. A vacancy or vacancies in the Board of Directors shall exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the Shareholders fail, at any annual or special meeting at which any Director is elected, to elect the full authorized number of Directors to be voted for at the meeting. Also, the Board of Directors may declare vacant the office of a Director if he or she is found to be of unsound mind by an order of a court of competent jurisdiction or convicted of a felony or misdemeanor involving moral turpitude or if, within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Any vacancy occurring may be filled by the affirmative vote of a majority of the remaining Directors (or a sole remaining Director) although less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or if there was no predecessor, until the date set under these By-laws for the next annual meeting and until his or her successor is elected. Any vacancy created by reason of the removal of one or more Directors by the Shareholders may be filled by election of the Shareholders at the meeting at which the Director or Directors are removed.

Section 6.6                      PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without this state.

Section 6.7                      ANNUAL MEETINGS. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the registered office of the Corporation, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice that such resolution.

Section 6.8                      OTHER MEETINGS. Other meetings of the Board of Directors may be held upon notice by letter, telegram, cable, delivered for transmission or mailing not later than during the third day immediately preceding the day for the meeting, upon the call of the President or Secretary of the Corporation at any place within or without this state. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting.

Section 6.9                      QUORUM. A majority of the number of Directors fixed by the By-laws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation, or the By-laws.

Section 6.10                    ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be.

  (a) Section 6.11                    CHAIRMAN. The Board of Directors may elect from its own number a Chairman of the Board, who shall schedule and preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time-to-time by the Board of Directors. The Chairman shall sign certificates for shares of stock approved by the Board of Directors of the Corporation and in the absence of such an election, the President shall serve as Chairman of the Board.

Section 6.12                    REMOVAL. By proper action without a meeting or at a meeting expressly called for that purpose one or more Directors may be removed: (a) with or without cause by a vote of a majority of the shares entitled to vote at an election of Directors; or (b) only for cause by a vote of a majority of the remaining Directors.

Section 6.13                    RESIGNATION. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.

Section 6.14                    LOANS. The Board of Directors shall have the following power with respect to the lending of funds:

(a)
Loans of Funds, Generally. To lend money in furtherance of any of the purposes of the Corporation; to invest and reinvest the funds of the Corporation from time-to-time; and to take and hold any property as security for the payment of funds so loaned or invested.

(b)
Loans to Employees and Directors. To lend money and use its credit to assist any employees of the Corporation or if a subsidiary, including any such employee who is a Director of the Corporation, if the Board of Directors decides that such loan or assistance may benefit the Corporation but to make no loans or use of its credit to assist its Directors without authorization in the particular case by the Shareholders.

Section 6.15                    FEES AND COMPENSATION. Directors and members of the committees may receive such compensation, if any, for their service, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. Such compensation so fixed shall be reported to the Shareholders.

Section 6.16                    PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

Section 6.17                    COMMITTEES. The Board of Directors by resolution adopted by the majority of the number of Directors fixed by the By-laws may designate a committee or committees consisting of not less than two Directors which committee or committees, to the extent provided in such resolution, shall have and may exercise all the authority therein provided; but the designation of such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon him, her or it by law.

ARTICLE VII
Officers

Section 7.1                      ELECTION AND QUALIFICATIONS. The officers of this Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the meeting of the Board of Directors next following the annual meeting of the Shareholders (or at any meeting if an office is vacant) and such other officers, and assist officers and agents, as the Board of Directors shall deem necessary, who shall be elected and shall hold their offices for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person except those of President and Secretary (unless there is only one Director and one other person serving as an “officer” of the Corporation). Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the By-laws of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 7.2                      TERM OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time-to-time at its pleasure.

Section 7.3                      RESIGNATION. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 7.4                      REMOVAL AND VACANCIES. Any officer of the Corporation may be removed by the Board of Directors at any meeting whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is duly chosen and qualified.

Section 7.5                      THE PRESIDENT & CEO. Subject to the control of, and reports to, the Chairman of the Board of Directors, the President shall:

(b)	Be the chief executive officer and shall have active executive management of the operations of the Corporation;
(c)
Have the power to call and preside at all meetings of Shareholders, discharge all the duties that devolve upon a presiding officer, and perform such other duties as the By-laws provide or the Board of Directors may prescribe;

(d)	Have full authority to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation;
(e)
Affix the signatures of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the Corporation and do not require such authorization;

(f)	Have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

Section 7.6                      THE VICE PRESIDENT. The Vice President or one of the Vice Presidents shall perform all duties incumbent upon the President during the disability of the President, and shall perform such other duties as the By-laws may provide or the Board of Directors may prescribe.

Section 7.7                      The SECRETARY. The Secretary shall:

(a)	Attend all meetings of the Shareholders and of the Board of Directors;
(b)
Keep, or cause to be kept in a book provided for that purpose, a true and complete record of the proceedings of these meetings, including notice thereof given, the names of those present, and the number of shares present and Shareholders’ meetings and the proceedings thereof.

(c)	Be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized.
(d)	Give all notices and shall perform such other duties as the By-laws may provide or the Board of Directors may prescribe.
(e)
Keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(f)
Transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issues or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated.

Section 7.8                      THE TREASURER. The Treasurer shall:

(a)	Keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation;
(b)	Be the legal custodian of all moneys, notes, securities, and other valuables that may from time-to-time come into the possession of the Corporation;
(c)	Immediately deposit all funds of the Corporation in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation;
(d)	Furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and
(e)	Perform such other duties as the By-laws may provide or the Board of Directors may prescribe.

Section 7.9                      GENERAL COUNSEL. The Board of Directors may appoint a General Counsel who shall advise and represent the Corporation generally in all legal matters and proceedings, and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 7.10                    GENERAL MANAGER. The Board of Directors may employ and appoint a General Manager who may or may not be one of the officers or Directors of the Corporation. The General Manager shall be the Chief Operating Officer of the Corporation and, subject to the directions of the Board of Directors shall:

(a)	Have general charge of the business operations of the corporation and general supervision over its employees and agents;
(b)	Employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division chiefs, and shall authority to discharge any person so employed;
(c)
Make a report to the President and Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation; and

(d)	Perform such other duties as the Board of Directors shall require.

Section 7.11                    OTHER OFFICERS. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 7.12                    SALARIES. The salaries or other compensation of the officers of the Corporation shall be fixed from time-to-time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

Section 7.13                      SURETY BONDS. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which come into his hands.

Section 7.14                      TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VIII
Indemnification

Section 8.1                      INDEMNIFICATION. No officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his or her having heretofore or hereafter taken or omitted to have been taken by him or her as such Director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the provisions of the Delaware General Corporation Law; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Section 8.2                      OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8.3                      INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Corporation, or is or was serving at the request for the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against liability under the provisions of this section.

Section 8.4                      SETTLEMENT BY CORPORATION. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ARTICLE IX
Special Corporate Acts

Section 9.1                      CONTRACTS. No officer, agent, or employee of the Corporation shall have power to bind the Corporation by contract or otherwise unless authorized to do so by these By-laws or by the Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 9.2                      LOANS. No loan nor advance shall be contracted on behalf of the Corporation, no negotiable paper nor other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 9.3                      DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time-to-time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 9.4                      CHECKS AND DRAFTS. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time-to-time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time-to-time may determine.

Section 9.5                      BONDS AND DEBENTURES. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-president and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation’s officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 9.6                      SHARES HELD BY THE CORPORATION. Shares in other Corporations standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this Corporation by any officer of this Corporation authorized so to do by resolution of the Board of Directors.

CERTIFICATE OF PRESIDENT

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby certify that the undersigned is the President of Quintessence Holdings, Inc., a Corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing By-laws of said Corporation were duly adopted as such by the Sole Director of the Corporation and ratified by consent of the majority shareholders of the Corporation on January 1, 20014; and that the above and foregoing By-laws are now in full force and effect.

DATED this 1st day of January, 2014

GEI Global Energy Corporation
By: /s/ Dr. K. J. Berry
Chairmen and President